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                                                                   EDGAR
EXHIBIT NO.   EXHIBIT NAME                                         EXHIBIT NO.
-----------   ------------                                         -----------

1(xiii)       Establishment and Designation of One Additional      99.B1(xiii)
              Series of Shares and Amended and Restated
              Establishment and Designation of Shares of
              Registrant
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       Establishment and Designation of One Additional Series of Shares
                                      and
                    Amended and Restated Establishment and
                 Designation of Series of Shares of Beneficial
                   Interest, Par Value $0.0001 Per Share, of
                                  PIMCO Funds
         (formerly Pacific Investment Management Institutional Trust)


                                 August 27, 1996



          RESOLVED, that the undersigned, being at least a majority of the Trustees of PIMCO Funds (the "Trust") (formerly Pacific Investment Management Institutional Trust), a Massachusetts business trust established by a Declaration of Trust dated February 19, 1987, as amended from time to time (the "Declaration"), acting pursuant to Sections 5.11 and 5.12 of the Declaration, hereby divide the shares of beneficial interest of the Trust into one additional separate series, designated the "Global Income Fund" (the "Fund"); and

          FURTHER RESOLVED, that the Fund and the series of Shares of the Trust hitherto established and designated as follows:

              Money Market Fund
              Short-Term Fund
              Low Duration Fund
              Low Duration Fund II
              Low Duration Fund III
              Moderate Duration Fund
              High Yield Fund
              Total Return Fund
              Total Return Fund II
              Total Return Fund III
              Commercial Mortgage Securities Fund
              Long-Term U.S. Government Fund
              Foreign Fund
              Global Fund
              International Fund
              StocksPLUS Fund
              StocksPLUS Short Strategy Fund
              Strategic Balanced Fund

(collectively the "Funds") shall each issue its shares of beneficial interest with respect to five separate classes: Class A, Class B, Class C, Institutional Class and Administrative Class; and

          FURTHER RESOLVED, the Funds and their Classes shall have the following special and relative rights:
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          (1) The Funds shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective prospectuses and registration statement under the Securities Act of 1933. Each share of beneficial interest of a Fund ("Share") shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional Share) on matters on which Shares of the Fund shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated to the Fund and shall be entitled to receive its pro rata share of net assets of the Fund upon liquidation of the Fund, all as provided in the Declaration.

          (2) Each Share of a Fund shall be entitled to one vote (or fraction thereof in respect of a fractional Share) on matters on which such Shares of the Fund shall be entitled to vote. Shareholders of each Fund shall vote separately as a Fund on any matter, except, consistent with the Investment Company Act of 1940, as amended ("the Act"), and the rules and the Trust's registration statement thereunder, with respect to (i) the election of Trustees, (ii) any amendment of the Declaration of Trust, unless the amendment affects fewer than all Funds or Classes of Shares, in which case only shareholders of the affected Funds or Classes shall vote, and (iii) ratification of the selection of auditors, and except when the Trustees have determined that the matter affects only the interests of shareholders of a particular Fund or Class of Shares, in which case only the shareholders of such Fund or Class shall be entitled to vote thereon. In each case of separate voting, the Trustees shall determine whether, for the matter to be effectively acted upon within the meaning of Rule 18f-2 under the Act (or any successor rule) as to a Fund or Class, the applicable percentage (as specified in the Declaration, or the Act and the rules thereunder) of the shares of that Fund or Class alone must be voted in favor of the matter, or whether the favorable vote of such applicable percentage of the shares of each Fund or Class entitled to vote on the matter is required.

          (3)(a) The assets and liabilities of the Trust shall be allocated among the Funds as set forth in Section 5.11 of the Declaration, except that only preexisting Funds shall bear their allocable portion of the remaining unamortized costs incurred and payable in connection with their organization and registration; costs of establishing subsequent Series and of the registration and public offering of their Shares shall be amortized for such Series over the period beginning on the date such costs become payable and ending sixty months thereafter.

             (b) Liabilities, expenses, costs, charges or reserves relating to the distribution of, and other identified expenses that should properly be allocated to, the Shares of a particular Class may be charged to and borne solely by such Class and the bearing of expenses solely by a Class of Shares may be appropriately reflected and cause differences in the net asset value attributable to and the dividend, redemption and liquidation rights of, the Shares of different Classes.

             (c) Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Classes for all purposes.

          (4) Shares of each Class of each Fund may vary between themselves as to rights of redemption and conversion rights, as may be approved by the Trustees and set out in each Fund's then-current prospectus.

          (5) The Trustees shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any Fund or Class thereof hitherto or hereafter created, or to otherwise change the special and relative rights of such Fund or Class, provided that such change shall not adversely affect the rights of the Shareholders of such Fund


                                      -2-
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or Class.

          IN WITNESS WHEREOF, the undersigned have executed this instrument the 27th day of August, 1996.



                                    ---------------------------------------
                                    Brent R. Harris


                                    ---------------------------------------
                                    Guilford C. Babcock


                                    ---------------------------------------
                                    Vern O. Curtis


                                    ---------------------------------------
                                    Thomas P. Kemp


                                    ---------------------------------------
                                    William J. Popejoy




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